                                                                 EXHIBIT 10.8(c)

THIS AGREEMENT is made as of the 11th day of May 2000

BETWEEN:

(1) TELEMONDE, INC. (a Delaware corporation), TELEMONDE NETWORKS LIMITED (registered in England and Wales with no: 3714188); and TELEMONDE INTERNATIONAL BANDWIDTH LIMITED (registered in the British Virgin Islands with no: 303706), and

(2) MCI WORLDCOM GLOBAL NETWORKS U.S., INC (a Delaware corporation), and MCI WORLDCOM GLOBAL NETWORKS LIMITED (formerly MFS Cable Co (Bermuda) Limited) (registered in Bermuda with no. 22409).

WHEREAS:

(A) The Telemonde Companies and MCI WorldCom entered into a standstill letter dated 31 December 1999 (the "Standstill Letter").

(B) The Telemonde Companies and MCI WorldCom wish to vary the terms of the Standstill Letter as set out in this Agreement.

THIS AGREEMENT WITNESSETHS AS FOLLOWS:

1.    Definitions

      Save as otherwise provided herein or where the context otherwise requires, defined terms and expressions used in this Agreement shall have the meanings ascribed to them in the Standstill Letter.

2.    Variation

      This Agreement shall be deemed to amend and shall form part of the Standstill Letter. Where inconsistent with the provisions of the Standstill Letter, the terms set out herein shall prevail. Save to the extent amended by this Agreement, and save as expressly provided herein, the Standstill Letter shall remain in full force and effect.

3.    Paragraph 4 of the Standstill Letter (Commencement and Further
      Obligations)

3.1   Paragraph 4.3(c) of the Standstill Letter shall be deleted.

3.2   The date referred to in paragraph 4.5 shall be 10 May 2000.

3.3   The following paragraph shall be added as paragraph 4.7:

           4.7 By close of business on 10 May 2000, the Telemonde Companies shall jointly and severally procure the execution and delivery in favour of the Security Agent of a guarantee from Telemonde.net, at the election of MCI WorldCom, either in a form contained in the Fourteenth Schedule or in such other form as is acceptable to the Security Agent;

3.4   The following paragraph shall be added as paragraph 4.8 to the Standstill
      Letter:

           4.8 By close of business on 10 May 2000, the Telemonde Companies shall jointly and severally procure receipt by the Security Agent of a director's certificate in form and substance satisfactory to the Security Agent and a certified copy of the board resolutions of Telemonde.net, evidencing due execution of the guarantee referred to in paragraph 4.7.

3.5   The following paragraph shall be added as paragraph 4.9 to the Standstill
      Letter:

           4.9 Should Telemonde fail to repay or discharge the Debt in full by 31 December, 2000, Telemonde shall (and each Telemonde Company shall procure that Telemonde shall) (without prejudice to the obligation to repay or discharge the Debt in full) by 31 January 2001 issue US$2 million of common shares at the closing price on the last trading day of the year 2000 and such shares shall on or before that date be allotted by Telemonde as fully paid to MCI WorldCom and, in addition, Telemonde shall (and each Telemonde Company shall procure that Telemonde shall) provide to MCI WorldCom by 7 January 2001 an additional share pledge in a form and content satisfactory to MCI WorldCom of shares in Telemonde to the aggregate value of 150% of the then outstanding balance of the Debt.

4.     Paragraph 8 of the Standstill Letter (Payment of Debt)

       Paragraph 8 of the Standstill Letter shall be deleted and the following substituted therefor:

           8.1 Subject to paragraphs 8.2.2, 8.3, 10.1, 10.2.2 and 16, the Non-Equity Debt shall be paid to the Security Agent in cleared funds on the dates and in the amounts set out in the Fifteenth Schedule.

               8.2.1 The sums paid to the Security Agent pursuant to paragraphs 8.1, 8.3 and 16 shall be applied (a) pari passu pro rata to the First Capacity Debt and the Second Capacity Debt; and (b) subject to paragraph 8.2.2, first in reduction of the capital sums comprising the Non-Equity Debt and thereafter in satisfaction of any interest comprising the Non-Equity Debt.

                 8.2.2 The sums paid to the Security Agent pursuant to paragraphs 8.3 and 16 shall be applied first in reduction of the capital sums comprising the Non-Equity Debt in inverse order of maturity.

           8.3 In the event of a Financing, each Telemonde Company shall (and shall procure that the relevant Telemonde Group Company shall) pay to the Security Agent forthwith upon the closing of such Financing an amount equal to the lessor of (a) the outstanding amount of the Non-Equity Debt; (b) (Pounds) 10 million; or (c) 20% of the cash amount thereof remaining after prior payments therefrom made to CCL and/or Gemini in reduction of existing indebtedness thereto as at the Commencement Date. Payments under this paragraph 8.3 are in addition to and shall not prejudice payments due under paragraph 8.1 (or, where relevant, 8.4).

           8.4 In the event that the Debt/Equity Proposal referred to in the Debt/Equity Agreement is not completed, for whatever reason, on or before the Equity Date, the provisions contained in paragraphs 8.1-8.3 shall apply mutatis mutandis to the Equity Debt save that the reference to the Fifteenth Schedule shall be to the Sixteenth Schedule.

5. Paragraph 10 of the Standstill Letter (Events terminating Standstill arrangements)

     Sub-paragraphs 10.1(vii) shall be deleted and the following substituted therefor:

           10.1 (vii) in any event at 5:00pm Greenwich Mean Time on 31 December 2000 or (if earlier) on the Debt being repaid in full.

6.   First Schedule to the Standstill Letter

            6.1   The defined term "Agreed Payment Schedule" shall be deleted.

            6.2 The defined term "Financing" shall be deleted and the following substituted:

           "Financing" means any public or private raising of debt, equity or other security finance by any Telemonde Group Company.

            6.3 The defined term "Permitted Encumbrances" shall be deleted and the following substituted therefor:-

           "Permitted Encumbrances" means (a) the CCL Security; (b) the TIBL Security; (c) the Rent Deposit; (d) the TGA Debenture; (e) any encumbrances arising by operation of law or under valid reservation of title arrangements in favour of trade suppliers in each case entered into by a Telemonde Group Company in the normal course of its trade; (f) any encumbrance granted by Telemonde other than to any Telemonde Group Company or any party connected to any Telemonde Group Company; and (g) any encumbrance granted by an EquiTel Company for the purpose of securing Permitted Borrowings by that company."

6.4   The following defined terms shall be included in the First Schedule:

      6.4.1 "Debt/Equity Agreement" means the legally binding heads of terms dated ___ May 2000 setting out the Debt/Equity Proposal;

      6.4.2 "Debt/Equity Proposal" means the terms upon which MCI WorldCom will accept common shares in Telemonde in satisfaction of the Equity Debt;

      6.4.3 "Equity Date" means 31 May 2000 or such later date as the Security Agent and Telemonde may agree in writing;

      6.4.4   "Equity Debt" means US$9 million;

      6.4.5 "Non-Equity Debt" means the Debt less US$9 million (and such amount of US$9 million shall where relevant be appropriated to reduce the principal amounts of the First Capacity Debt and the Second Capacity Debt pro rata and, subject thereto, in inverse order of maturity);

      6.4.6 "Rent Deposit" means the rent deposit deed dated 23 May 1999 given by EquiTel Communications Limited in favour of Delancy London Limited in respect of all monies due under the 4th floor lease of 40 Portman Square, London W1;

      6.4.7   "Telemonde.net" means Telemonde.net.SA

      6.4.8 "TGA Debenture" means the debenture dated 9 April 1999 given by TGA (UK) Limited in favour of Barclays Bank PLC relating to an overdraft facility of (Pound)32,000.00

7.    Further Schedules to the Standstill Letter

      Schedules in the form annexed hereto shall be inserted into the Standstill Letter as the Fifteenth and Sixteenth Schedules thereto.

8.    Representations and warranties

      Each Telemonde Company hereby repeats the representations and warranties set out in paragraphs 7 and 9 of the Standstill Letter and confirms that the same are true speaking from the date of this Agreement.

9.    Incorporation of clauses

      Paragraphs 11, 12 and 13 of the Standstill Letter shall apply to this Agreement mutatis mutandis as if set out herein seriatim.

IN WITNESS the hands of the parties hereto the day and year first above written.

Signed by                    )  /s/ Kevin Maxwell
Director, duly authorized    )
on behalf of Telemonde Inc.  )


Signed by                    )  /s/ Adam Bishop
Director, duly authorized    )
on behalf of Telemonde       )
Networks Limited             )


Signed by                    )  /s/ Susan Williams
Director, duly authorized    )
on behalf of Telemonde       )
International Bandwith       )
Limited                      )


Signed by                    )  /s/ David Myers
Director, duly authorized    )
on behalf of MCI WorldCom    )
Global Networks U.S. Inc     )


Signed by                    )  /s/ Jonelle St. John
Director, duly authorized    )
on behalf of MCI WorldCom    )
Global Networks Limited      )

                              FIFTEENTH SCHEDULE

                       REPAYMENT TERMS - NON-EQUITY DEBT

            15 Sept 2000          US$2 million

            15 Nov 2000           US$2 million

            31 Dec 2000           The balance of the Non-Equity Debt
                                  plus all interest accrued on the Non-
                                  Equity Debt (and any other sums
                                  accrued due pursuant to the Capacity
                                  Agreements).

                              SIXTEENTH SCHEDULE

                         REPAYMENT TERMS - EQUITY DEBT

            15 Sept 2000          US$2 million

            15 Nov 2000           US$2 million

            31 Dec 2000           The balance of the Equity Debt plus all
                                  interest accrued on the Equity Debt.